AGREEMENT
                                    ---------


This Agreement made and entered into this _____ day of July, 2000, by and between DATANET, INC., a North Carolina corporation (hereinafter referred to as "Seller") and POMEROY COMPUTER RESOURCES, INC., a Delaware corporation (hereinafter referred to as "Purchaser").

                              W I T N E S S E T H :

WHEREAS, Seller is a full-service provider of a variety of computer service and support solutions, including installation, training, set-up and consultation, to large and medium size commercial, governmental and other professional customers throughout the Raleigh, North Carolina Metropolitan area; and

WHEREAS, simultaneously with the execution of this Agreement, Seller and Purchaser have entered into an Asset Purchase Agreement ("Asset Purchase Agreement") whereby Seller has sold to Purchaser substantially all of the assets of Seller relating to Seller's Business of marketing and selling a broad range of microcomputers and related products including equipment selection, procurement and configuration; and

WHEREAS, the Purchaser would not have entered into the Asset Purchase Agreement with Seller without the consent of Seller to enter into this Covenant Not to Compete Agreement; and

WHEREAS,  pursuant  to  Sections  7.1  and  14.2(d)(vi)  of  said Asset Purchase
Agreement,  Seller  agreed  to  enter  into  this  Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and in consideration of the execution and closing of the Asset
Purchase  Agreement,  the  parties  hereto  agree  as  follows:

1. In consideration of the payments to be made by Purchaser to Seller for its assets, Seller covenants and agrees that for a period equal to five (5) years from the closing of the Asset Purchase Agreement of even date, Seller will not, or with any other person, corporation or entity, directly or indirectly, by stock or other ownership, investment, management, employment or otherwise, or in any relationship whatsoever:

     (a) Solicit, divert or take away or attempt to solicit, divert or take away, any of the business, clients, customers or patronage of Purchaser or any affiliate or subsidiary thereof relating to the Business of Purchaser, as defined below; or

     (b)  Attempt to seek or cause any clients or  customers of Purchaser or any
          such  affiliate  or  subsidiary   relating  thereto  to  refrain  from
          continuing their patronage of the Business of Purchaser; or

     (c) Engage in the Business of Purchaser in any state in which Purchaser or its subsidiaries has an office during the term of this Agreement. A list of the states in which Purchaser and its subsidiaries currently transact business is attached hereto as Exhibit A; or

     (d) Knowingly employ or engage, or attempt to employ or engage, in any capacity, any person in the employ of the Purchaser or any affiliate or subsidiary.

     (e) Nothing in this Agreement shall prohibit Seller from owning or purchasing less than five percent (5%) of the outstanding stock of any publicly-traded company whose stock is traded on a nationally or regionally recognized stock exchange or is quoted on NASDAQ or the OTC bulletin board or from taking any action described in items 1(b)-(d) above for the benefit of or on behalf of Purchaser or any of its subsidiaries.

     For purposes of this Section, the "Business of Purchaser" shall mean any person, corporation, partnership or other legal entity engaged, directly or indirectly, through subsidiaries or affiliates, in the following line of business:

     (i) Distributing of computer hardware, software, peripheral devices, and related products and services to other entities or persons engaged in any manner in the business of the distribution, sale, resale or servicing, whether at the wholesale or retail level, or leasing or renting, of computer hardware, software, peripheral devices or related products;

     (ii) Sale or servicing, whether at the wholesale or retail level, or leasing or renting, of computer hardware, software, peripheral devices or related products;

     (iii)Sale, servicing, or supporting of microcomputer products, microcomputer support solutions and computer integration products, peripheral devices and related products and the sale of networking services; and

     (iv) Any other business activity which can reasonably be determined to be competitive with the principal business activity being engaged in by Purchaser or any of its subsidiaries.

     Seller has carefully read all the terms and conditions of this Paragraph 1 and has given careful consideration to the covenants and restrictions imposed upon Seller herein, and agrees that the same are necessary for the reasonable and proper protection of Seller's Business acquired by Purchaser and have been separately bargained for and agrees that Purchaser has been induced to enter into the Asset Purchase Agreement and pay the consideration described in Paragraph 2 by the representation of Seller that it will abide by and be bound by each of the covenants and restrictions herein; and Seller agrees that Purchaser is entitled to injunctive relief in the event of any breach of any covenant or restriction contained herein in addition to all other remedies provided by law or equity. Seller hereby acknowledges that each and every one of said covenants and restrictions is reasonable with respect to the subject matter, the length of time and geographic area embraced therein, and agrees that irrespective of when or in what manner this agreement may be terminated, said covenants and restrictions shall be operative during the full period or periods hereinbefore mentioned and throughout the area hereinbefore described.

     The parties acknowledge that this Agreement, which Agreement is ancillary to the main thrust of the Asset Purchase Agreement, is being entered into to protect the legitimate business interests of Purchaser, including, but not limited to, (i) trade secrets; (ii) valuable confidential business or professional information that otherwise does not qualify as trade secrets;
     (iii) substantial relationships with specific prospective or existing customers or clients; (iv) client or customer good will associated with an on-going business by way of trade name, trademark, or service mark, a specific geographic location, or a specific marketing or trade area; and
     (v) extraordinary or specialized training. In the event that any provision or portion of Paragraph 1 shall for any reason be held invalid or unenforceable, it is agreed that the same shall not affect the validity or enforceability of any other provision of Paragraph 1 of this Agreement, but the remaining provisions of Paragraph 1 of this Agreement shall continue in force and effect; and that if such invalidity or unenforceability is due to the reasonableness of the line of business, time or geographical area covered by certain covenants and restrictions contained in Paragraph 1, said covenants and restrictions shall nevertheless be effective for such line of business, period of time and for such area as may be determined by arbitration or by a Court of competent jurisdiction to be reasonable.

     2. The consideration for Seller's covenant not to compete shall be One Dollar ($1.00) and other valuable consideration, including the consideration paid by the Purchaser to Seller pursuant to an Asset Purchase Agreement to which Seller and Purchaser are parties of even date herewith.

     3. The terms and conditions of this Agreement shall be binding upon the Seller and Purchaser, and their successors and assigns.

     4. This Agreement shall be construed in accordance with and governed by the laws of the State of North Carolina.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                              SELLER:
                              ------

                              DATANET,  INC.



                              By:  _____________________________________
                                    Richard  Stitt,  President


                              PURCHASER:
                              ---------

                              POMEROY  COMPUTER  RESOURCES,  INC.



                              By:  ___________________________________
                                   Stephen E. Pomeroy, Chief Financial Officer

                                   EXHIBIT A
                                   ----------

                            STATES IN WHICH PURCHASER
                          AND/OR SUBSIDIARIES OR OTHER
                          AFFILIATES TRANSACT BUSINESS


     1.      Alabama
     2.      Arkansas
     3.      California
     4.      Florida
     5.      Georgia
     6.      Indiana
     7.      Illinois
     8.      Iowa
     9.      Kentucky
     10.     Michigan
     11.     Minnesota
     12.     Mississippi
     13.     North  Carolina
     14.     Ohio
     15.     Oklahoma
     16.     Pennsylvania
     17.     South  Carolina
     18.     Tennessee
     19.     Texas
     20.     Virginia
     21.     West  Virginia